                                                                    EXHIBIT 10.5

                       LIPMAN ELECTRONIC ENGINEERING LTD.
                          (HEREINAFTER: "THE COMPANY")

                                STOCK OPTION PLAN

IN ACCORDANCE WITH CLAUSE 15b(1)(a) OF THE SECURITIES LAW 5728-1968 AND OF THE
SECURITIES REGULATIONS (DETAILS OF A PLAN OF AN OFFER OF SECURITIES TO
EMPLOYEES), 5760-2000.

                                       OF

UP TO 320,000 OPTIONS (NON-TRANSFERABLE) (HEREINAFTER: "THE OPTIONS") WHICH ARE
OFFERED WITHOUT CONSIDERATION, EXERCISABLE INTO UP TO 320,000 ORDINARY SHARES,
REGISTERED ON NAME, OF 1 NEW SHEKEL, PAR VALUE, EACH, BY THE COMPANY TO THE
EMPLOYEES, AS DEFINED BELOW, INCLUDING THE CEO OF THE COMPANY.

                        (HEREINAFTER: "THE OPTION PLAN")

Date: August 28th, 2003

                                TABLE OF CONTENTS

PAGE       NAME OF CHAPTER AND CLAUSE                                                       THE CHAPTER
----                                                                                        AND THE CLAUSE

           INTRODUCTION                                                                     Chapter 1
2          General                                                                          1.1
2          The required permits and approvals and the powers of the Securities  Authority   1.2

           DETAILS OF THE OFFER                                                             Chapter 2
3          The offered securities                                                           2.1
4          The determination manner of the distribution of the Options among the Offerees   2.2
4          The Trustee                                                                      2.3
4          The times of entitlement for the exercise of the Options                         2.4
4          Exceptions Committee                                                             2.5
5          The manner and the date of the exercise                                          2.6
5          Notice to the Offerees and the Options allotment Date                            2.7
5          The  exercise price                                                              2.8

           THE TERMS OF THE  OFFERED SECURITIES                                             Chapter 3
6          Rights of the Exercise Shares                                                    3.1
6          Dividend                                                                         3.2
6          Adjustments for  distribution of bonus shares or share split during the term of  3.3 the Options Plan
6          Provisions in respect of Rights Issues during the term of the Option Plan        3.4
7          Protection of the Offerees during the term of the Option Plan                    3.5
7          Registration of the Exercise Shares in the name of the Trustee                   3.6
7          The voting rights of the Exercise Shares                                         3.7
7          Limitations of transfer of the Options                                           3.8
8          The manner and the date of the exercise                                          3.9
8          Registration for trading on the Stock Exchange                                   3.10
8          The restrictions which shall apply to the allotment of Options to Employees of   3.11
           the subsidiaries of the Company outside of Israel, who are not Israeli citizens

           ASPECTS OF TAXATION                                                              Chapter 4
           The taxation which applies to the Shares                                         4.1
           Tax aspects and obligatory payments                                              4.2

           RATES OF THE STOCK EXCHANGE OF THE SHARES OF THE COMPANY                         Chapter 5

           ADDITIONAL DETAILS                                                               Chapter 6

           Referral to Financial Reports and to Immediate Reports                           6.1
           Notices                                                                          6.2

1. INTRODUCTION

1.1      GENERAL

1.1.1    Up to 320,000 Options (non-transferable) which are offered without consideration, exercisable into up to 320,000 ordinary shares, registered on name, of 1 New Israeli Shekel, par value, each
         (hereinafter: "the Options")

1.1.2    Each Option is exercisable into an ordinary shares of 1 New Israeli
         Shekel par value of the Company. Accordingly, on the assumption of exercise of all the Options and the allotment of all of the exercised shares the Exercise Shares shall consist of approximately 2.8% of the issued and the paid up share capital of the Company after the allotment and approximately 2.57% of the issued and the paid up share capital of the Company on a fully diluted basis(1)

1.1.3    Out of the total amount of the Options which are offered in accordance with the plan for the benefit of the Employees (hereinafter: "THE
         OPTION PLAN") 120,000 options (non-transferable) are offered to the chief executive officer of the Company, Mr. Yitzhak Angel,
         (hereinafter: "the CEO OF THE COMPANY") without consideration, which are exercisable into 120,000 ordinary shares, registered on name, of 1
         New Israeli Shekel, par value, each. The remainder of the options which are offered, up to 200,000 options (non-transferable) are offered without consideration, to up to 130 Employees or the Company including up to 65 Employees of the Company in Israel and up to 65 Employees of
         the subsidiaries of the Company outside of Israel, which are not
         Israeli citizens, and provided that they are not and shall not become interested parties in the Company as such term is defined in the
         Securities Law 5728-1968 (hereinafter: "SECURITIES Law"), with the exception of the CEO of the Company, who is an interested party in the
         Company, by virtue of his office. The quantity of the Options which are offered to each one of the Employees of the Company who are entitled in accordance with the Option Plan, is determined by a committee of the board of directors, which is comprised of two directors and the CEO of the Company. These Options are exercisable to up to 200,000 ordinary shares, registered on name, of 1 New Israeli Shekel, par value, each.

1.1.4    The aforementioned securities shall be offered to Employees in accordance with the Securities Regulations (details of Plan of an offer of securities to Employees), 5760-2000 (hereinafter: "THE REGULATIONS")
         not before fourteen business days after the submission of the Plan
         (hereinafter: "THE COMMENCEMENT DATE OF THE GRANT PERIOD OF THE
         SECURITIES") and not later than the time of the submission of the annual report of the Company for the year 2003 or from the time in which the submission of the said report is due, in accordance with the law, the earlier of the two (hereinafter: "EXPIRATION OF THE GRANT
         PERIOD OF THE SECURITIES").

1.1.5    The purpose of the Option Plan is to let the Employees participate in the equity capital of the Company as reward for their activity and their contribution to the Company, with the

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(1) On the assumption of complete exercise of the Options which the company issued in previous plans in which Options were issued to employees and on the assumption of exercise of the option deeds which the company issued to the company Perry Jaacov Management Services Ltd. during the course of the month of
March, 2003

         purpose of creating an incentive for them and to let them participate in the success of the Company and in its future achievements.

1.1.6    120,000 of the options which are offered to the CEO of the Company and
         99,000 of the options which are offered to the Israeli Employees of the
         Company (altogether 219,000 options) (hereinafter: "THE ISRAELI
         OPTIONS"), are offered in accordance with clause 102 of the Income Tax
         Ordinance (New Version) 5721-1961 (hereinafter: "THE INCOME TAX
         ORDINANCE"), in the scheme of capital gains tax. The remaining 101,000 options are offered to the Employees of the subsidiaries of the
         Company, which are registered in the United States and in Turkey, which are not citizens of the State of Israel. It is made clear that the allotment of the 101,000 options to Employees of the Company and of the subsidiaries outside of Israel, is a private offering which is not substantive, per its definition in the Securities Regulations (a private offering of securities in a registered Company) 5760-2000, accordingly these securities constitute part of the Option Plan of the
         Company.

1.2      THE  REQUIRED PERMITS AND APPROVALS AND THE POWERS OF THE SECURITIES
         AUTHORITY

1.2.1    The Company has received all the permits, the approvals and the licenses which are required in accordance with every law for the offer of the securities in accordance with this Plan, for the issue of the securities and for the publication of the Plan.

1.2.2    Notwithstanding the above said it is the intention of the Company to approach the Tel- Aviv Stock Exchange Ltd. (hereinafter: "THE STOCK
         EXCHANGE") in order to obtain its approval to register for trading therein the shares to be issued as result of the exercise of the
         Options which are offered in accordance with this Plan.

1.2.3    Notwithstanding the above said, in accordance with the Income Tax Rules
         (Tax Reliefs in the Issue of Shares to Employees), 5763-2003, it is the
         intention of the Company to apply to the Income Tax Commission, to obtain its approval that the allotment of the Israeli Options to
         Employees of the Company shall be carried out in accordance with the provisions of clause 102 of the Income Tax Ordinance in the scheme of capital gains tax. The time of the allotment of the Israeli Options shall be not prior to the expiration of thirty days from the time of the dispatch of the application to the Income Tax Commission.

1.2.4    On the 24th of August, 2003, the board of directors of the Company has decided upon the submission of this Plan.

1.2.5    In accordance with Regulation 9 of the Regulations the Securities
         Authority (hereinafter: "THE AUTHORITY") is entitled, within fourteen business days from the time of the submission of this Option Plan, to instruct the Company to provide an explanation, details, information and documentation with regard to the Option Plan and also to instruct the Company upon amendment of the Option Plan within such period of time as it shall determine. In the event that the Authority has instructed upon the amendment of the Option Plan, it is entitled to direct a postponement of the commencement of the period for granting securities to a time which shall commence not prior to the expiration of three

         business days and not later than fourteen business days from the day of the publication of the amended Option Plan.

1.2.6    The amendment of the Option Plan and postponement of the time of the commencement of the period for the granting of the Options shall be carried out in accordance with that which is stated in the Regulations.

          2. DETAILS OF THE OFFER

2.1 THE OFFERED SECURITIES

2.1.1    Up to 320,000 Options (non-transferable) which are offered without consideration, and which are exercisable into up to 320,000 ordinary shares, registered on name of 1 New Israeli Shekel, par value, each are offered as follows:

         a.   120,000 options (non-transferable) are offered, without
              consideration to the CEO of the Company Mr. Yitzhak Angel.(2)
              These options are exercisable into 120,000 ordinary shares registered on name, of 1 New Israeli Shekel, par value, each.

         b.   Up to 200,000 options (non-transferable) are offered, without consideration to up to 130 Employees of the Company who include up to 65 Employees of the Company in Israel and up to 65 Employees of
              the subsidiaries of the Company outside of Israel, and this in accordance with the distribution which shall be decided upon by a committee which shall be comprised of two members of the board of directors and of the CEO of the Company. These options are exercisable to up to 200,000 ordinary shares, registered on name, of 1 New Israeli Shekel, par value, each.

2.1.2    None of the Employees, with the exception of the CEO of the Company, who is an office holder in the Company, per the definition in the
         Securities Law, by virtue of his office, shall not become an interested party as a result of exercise of the options, and none of the Employees are offered options the exercise of which shall accord to the employee
         5% or more of the share capital of the Company.

2.1.3    Every Option may be exercised into one ordinary share of the nominal value of 1 New Israeli Shekel of the Company in consideration to payment in New Israeli Shekels which is equivalent to the sum of 22
         United States Dollars per share (calculated in accordance with the representative rate of the dollar which is known at the date of the exercise).

2.1.4    The price of the share of the Company on the Stock Exchange on August
         24th 2003, was 105.10 New Israeli Shekels. The price of a share of the
         Company on the Stock Exchange at the expiration of trading on the 27th of August 2003, was 113.20 New Israeli Shekels.

2.1.5    Upon the assumption of complete exercise of the Options and allotment of the exercise shares thereof, all the exercise shares shall accord approximately 2.8% of the issued and

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(2) Contemporaneously with the publication of the Option Plan, the Company shall publish an immediate report with regard to a substantive private offer to the
CEO of the Company.

         paid up share capital of the Company after the allotment and approximately 2.57% of the issued and paid up share capital of the
         Company on the assumption of a fully diluted basis(3).

2.2 THE DETERMINATION MANNER OF THE DISTRIBUTION OF THE OPTIONS AMONG THE
    OFFEREES

2.2.1    "THE OFFEREES" and/or "THE EMPLOYEES" - 131 Employees of the Company
         and of its subsidiaries in the United States and in Turkey, including the CEO of the Company.

2.2.2    The quantity of the Options which is offered to each one of the
         Employees of the Company who are entitled in accordance with the Option
         Plan is determined by a committee of the board of directors, which is comprised of two directors and the CEO of the Company.

2.2.3    Securities are not offered and shall not be offered to the Offerees who are interested parties in the Company per the definition of this expression in clause 270(5) of the Companies Law, 5759 -1999
         (hereinafter: "THE COMPANIES LAW").

2.3 THE TRUSTEE (see clause 3.6 below)

    The Options shall be allotted on the name of the Trustee, Advocate David
    Gotlieb, (hereinafter: "THE TRUSTEE"), for the purpose of their transfer in the future, in whole or in part, to the employees who are the Offerees which are employed by the Company as mentioned in sub-clause 2.2.1 above.

2.4 THE TIMES OF ENTITLEMENT FOR THE EXERCISE OF THE OPTIONS

2.4.1    The Offerees shall be entitled to exercise the options which are offered to them in accordance with the Option Plan in three stages, as follows:

         a.   50% of the Options shall be exercisable at the expiration of 24
              (twenty four) months from the granting date of the option.

         b.   25% of the Options shall be exercisable at the expiration of 36
              (thirty six) months from the granting date of the option.

         c.   25% of the Options shall be exercisable at the expiration of 48
              (forty eight) months from the granting date of the option.

2.4.2    The Options which will not be exercised at the expiration of 60 (sixty)
         months from the time of the grant shall expire and shall not accord any right whatsoever to the Offerees.

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(3) On the assumption of complete exercise of the Options which the company has issued in the previous plans of granting of option deeds to employees and on the assumption of exercise of the Options which the company issued to the company
Perry Jaacov Management Services Ltd. during the course of the month of March,
2003.

2.4.3    A condition precedent to the exercise of each one of the quantities of the Options as specified in this clause, is that the Offerees shall be
         Employees of the Company or of a subsidiary of the Company during the period which preceded the possible time for exercising such quantity of
         Options and provided that employer-employee relationships prevailed at the time of entitlement which is relevant to the exercise of such quantity of Options. In the event that any of the Offerees shall not be an employee of the Company or of a subsidiary of the Company at the times which are specified above, the employee shall not be entitled to exercise such quantity of Options which has been granted to him, unless that which is stated in clauses 2.5.1 and 2.5.2 below, shall apply.

2.5 EXCEPTIONS COMMITTEE

2.5.1    The board of directors of the Company shall appoint an Exceptions
         Committee the function of which shall be to discuss and to decide upon exceptional matters which are connected with the Option Plan and amongst other things, in cases of resignation of Offerees. The composition of the Exceptions Committee shall be identical to the composition of the audit committee of the Company, as it shall be from time to time.

2.5.2    Upon the occurrence of one of the following events, the Offerees shall be entitled to exercise the Options which are granted to them, subject to the provisions of clause 102 of the Income Tax Ordinance:

         a.   In the event that an Offeree has been dismissed in circumstances which in accordance with the Severance Pay Law, he is entitled to severance payment.

         b.   In the event that the work of an Offeree has been terminated as a result of death or disability, the Options which have been allotted to him shall be exercisable by his legal successors or by himself (in accordance with the circumstances).

2.6 THE MANNER AND THE TIME OF THE EXERCISE

   2.6.1 The Offerees who wish to exercise the Options granted to them into ordinary shares and who are entitled to their exercise, are obliged to submit the notice of exercise in writing to the Company Secretary.

   2.6.2 The time of the exercise of the Option shall be deemed to be the day upon which a written exercise notice of the Offeree(4) has reached the Company, of his wish to exercise same, together with the payment of the exercise price as mentioned in clause 2.8 below.

2.7 NOTICE TO THE OFFEREES AND THE OPTIONS ALLOTMENT DATE

   2.7.1 Within seven business days from the publication of this Option Plan, the Company shall submit to each of the Offerees a notice in writing of the quantity of the Options which he is entitled to receive in accordance with this Option Plan, together with a copy of this Option
         Plan. A copy of the annual report of the Company for the year 2002 and of the immediate reports which shall have been submitted by the Company after the time of the publication of the above said annual report, shall be made available for study by the

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(4) The "Offeree", above and below, is anyone of the offerees, as per their definition in clause 2.2.1 above.

         Offerees at the offices of the Company at 11 Ha'Amal St. Rosh Ha'Ayin, at the customary working hours.

2.7.2    As a condition to the allotment of the Options, each one of the
         Offerees shall be required to sign, not later than the expiration of 14 business days from the time of the submission of this Option Plan, a letter of undertaking (hereinafter: "THE LETTER OF UNDERTAKING") which shall be deposited at the offices of the Company and which shall include, amongst other things, the following principal provisions:

         2.7.2.1  A declaration of the Offeree that he has read and has understood the terms of the Option Plan and that he agrees to accept the Options which have been offered to him in
                  accordance with their terms as specified in the Option Plan.

         2.7.2.2  The undertaking of the Offeree to act in accordance with the provisions of the Israeli law in everything which relates to prohibition of the use of insider information of the Company.

         2.7.2.3  The undertaking of the Offeree to pay all the taxes and the obligatory payments to every authority, which shall apply as a consequence and in respect of the allotment of the Options in accordance with this Option Plan.

         2.7.2.4  With regard to Employees who are citizens of the State of
                  Israel - the undertaking of the employee to comply with the provisions of clause 102 of the Income Tax Ordinance, in the scheme of capital gains taxation including the regulations which have been promulgated there under and with the rules which have been determined in accordance therewith.

         2.7.2.5  The signature of an Offeree upon the Letter of Undertaking shall confirm the consent of the Offeree to receive the
                  Options which shall be offered to him in accordance with this
                  Option Plan and his obligation to pay the consideration to the
                  Company.

         2.7.2.6  As is stated in clause 2.3 above, all of the Options shall be registered on the name of the Trustee on behalf of the
                  Offerees. The registration of the Options on the name of the
                  Trustee shall be carried out after the expiration of at least
                  14 business days from the time of the submission of this
                  Option Plan, in accordance with the Regulations.

         2.7.3    The period for the granting of the Options in accordance with this Option Plan is not before the first day of October 2003 and which shall terminate at the date of the submission of the first periodical report following the submission of the Option
                  Plan, or at the time which is determined for the submission of such report, the earlier of the two.

2.8      THE EXERCISE PRICE

         2.8.1    At the time at which a notice of exercise of the Option shall be delivered to the Company by the Offeree (hereinafter: "THE
                  EXERCISE DATE OF THE OPTION"), the Offeree

                  shall pay to the Company "the Exercise Price" (per its
                  definition in clause 2.8.2 below), in respect of every Option.

         2.8.2    Every Option may be exercised into one ordinary share of 1 New
                  Israeli Shekel of the Company, par value, in return for
                  payment in New Israeli Shekels which is equivalent to the sum of 22 United States Dollars for every share (calculated in accordance with the representative rate of the dollar which is known at the time of the exercise) (hereinafter: "THE EXERCISE
                  PRICE")

         2.8.3    In the event that the Company shall distribute a dividend in cash, the exercise price shall be the Exercise Price as per its definition above, with the deduction of the gross amount cash dividend which shall be paid to the shareholders of the
                  Company in respect of any exercise share (hereinafter: "THE
                  NEW EXERCISE PRICE"). In any event the New Exercise Price
                  shall not be less than 1 New Israeli Shekel. The New Exercise
                  Price shall apply to all the Options which have been granted and which have not yet been exercised, also in the event that the Offerres are not entitled to exercise the Options at the time of the distribution of the cash dividend.

         3. THE TERMS OF THE OFFERED SECURITIES

3.1      RIGHTS OF THE EXERCISE SHARES

         The ordinary shares which evolve from the exercise of the Options shall be identical in all their rights to the ordinary shares of the Company, immediately upon their allotment.

3.2      DIVIDEND

3.2.1    The shares which shall evolve from the exercise of the Options shall be entitled to every dividend or other benefit, whenever date of entitlement to receive such right falls on the date of the exercise or thereafter.

3.2.2    The Offerees shall be entitled to receive a dividend in accordance with the quantity of shares which they hold and subject to taxation which applies to the distribution of dividends as mentioned.

3.2.3    Dividend in relation to the exercise shares which are registered on the name of the Trustee, shall be paid directly to the Offerees, after any tax deduction required by law.

3.2.4    The Company or the Trustee shall be entitled to set-off and to withhold at source, from any dividend which shall be declared and distributed as mentioned, any sum which the Offerees owe to the Company or to the
         Trustee, and also every amount which is liable to tax, levy or any other obligatory payment.

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3.3      ADJUSTMENTS FOR DISTRIBUTION OF BONUS SHARES OR SHARE SPLIT DURING THE
         TERM OF THE OPTION PLAN

         In the event that the Company shall distribute bonus shares, and the date of entitlement for the receipt of such bonus shares shall fall after the day of the allotment of the Options but prior to the date of the exercise, the number of the shares to which the Offerees are entitled shall be increased at the time of the exercise by the number of the shares to which the Offerees would have been entitled in the event that they had exercised the Option prior to the date of the bonus. The Exercise Price of every Option shall not change as a result of the increase of the number of the shares which the Offerees are entitled to as a result of the distribution of the bonus shares.
         Similar adjustments shall be made in the event of a split (or consolidation) of the shares of the Company.

3.4      PROVISIONS IN RESPECT OF THE RIGHTS ISSUES DURING THE TERM OF THE
         OPTION PLAN

3.4.1    In any case of a rights issue by the Company to the shareholders, in the event the Offerees shall hold Options which were allotted to them and which have not yet been exercised, the Offerees shall be offered identical rights in the same quantities which would have been offered to them, would they have prior to the date of entitlement for the participation in the rights issue.

         In the event that exploitation of the rights shall be conditioned upon a payment, the price of exploitation of the rights, shall be paid at the time of the exercise of the Options, and shall be linked to the cost of living index, from the index which is known at the time determined in the prospectus as the last time for exploitation of the rights by the shareholders, until the index which is known at the date of the exercise of the Options.

3.4.2    In the event that the rights issue shall include any convertible securities which last date of its exercise shall be prior to the last date for the exercise of the Options in accordance with the Option
         Plan, the Offerees shall be entitled to exercise the rights in respect of the convertible securities as mentioned, also prior to the exercise of the Options which have been issued to them in accordance with this
         Option Plan, provided that they have exploited all of the rights to which they are entitled by virtue of such rights issue and that they have paid the entirety of the price in respect of the exploitation of these rights.

3.5      PROTECTION OF THE OFFEREES DURING THE TERM OF THE OPTION PLAN

         Subject to that which is stated in clause 3.4.2 above, the entitlement of the Offerees to securities of the Company in the event of distribution of bonus shares and/or rights issue, as mentioned in clauses 3.3 and 3.4 above, shall be preserved until the time of the exercise of the Options and shall be carried out only at the time of the exercise, and in accordance with the number of the Options which have actually been exercised at such time.

         In order to secure the rights of the Offerees as mentioned, the Company shall reserve securities in an appropriate number which will enable the
         Offerees to exercise their rights as mentioned above.

                                        9

3.6      REGISTRATION OF THE EXERCISE SHARES ON THE NAME OF THE TRUSTEE

3.6.1    The Trustee who is appointed by the board of directors for the purpose of the execution of the Option Plan and who has been approved by the tax authorities, is Advocate David Gotlieb. The Trustee shall be empowered with all the powers in accordance with clause 102 of the
         Income Tax Ordinance and in accordance with the Income Tax Rules (Tax
         Reliefs in Allotment of Shares to Employees), 5763 - 2003 (hereinafter:
         "THE RULES"), and the provisions which have been promulgated thereunder
         (clause 102, the rules and the provisions hereby mentioned shall be jointly referred to hereinafter: "CLAUSE 102"), in everything which relates to the Options which are granted to the Offerees who are employed in Israel in accordance with this clause, and every other power which shall be agreed upon between himself and the Company in the trust agreement, to be entered among the Trustee and the Company.

3.6.2    In accordance with the provisions of clause 102 of the Income Tax
         Ordinance, the Trustee shall hold the Options and the shares which shall evolve from their exercise for a period which shall not be less than 24 months (unless the approval shall be received from the Income
         Tax Commissioner for a shorter restricting period) from the expiration of the tax year in which they were allotted, that is to say at least until the 31st of December, 2005.

3.6.3    The remainder of the Options which shall be allotted to Employees who are entitled outside of Israel, not in accordance with the provisions of clause 102 of the Income Tax Ordinance, shall also be registered on the name of the Trustee, and they shall be released by him in accordance with the terms which apply to every employee.

3.7      THE VOTING RIGHTS OF THE EXERCISE SHARES

3.7.1    An Offeree who has acquired shares in accordance with clause 102 of the
         Income Tax Ordinance, shall not be entitled, for so long as the shares are held with the Trustee, unless it is stated otherwise expressly in the Option Plan, to any rights whatsoever as a shareholder in the
         Company in connection with these shares.

3.7.2    Notwithstanding the above mentioned, in the event that shares shall be held by the Trustee until the time of their transfer to the Offerees, the Offerees shall be entitled to receive from the Trustee a power of attorney enabling them to vote in general meetings in respect of the shares which are held in trust for them. It is clarified that for so long as the times of the entitlement have not occurred including the termination of the restricting period, as specified in clause 2.4.1 above, the Offerees shall not be entitled to receive a power of attorney from the Trustee to vote in the general meetings.

3.8      LIMITATIONS OF TRANSFER OF THE OPTIONS

3.8.1    The rights of the Offerees in respect of the Options, in their entirety or part thereof, for so long as the Options and/or the exercise shares have not been transferred to them by the Trustee and have been registered on their name, are personal are not capable of being: split, waived in favor of another, transferred, assigned, pledged, encumbered, subjuct to a lien, an attachment or some other charge, voluntarily or by virtue of any law, with the exception of transfer by virtue of a will or the laws of inheritance, and no power of attorney or deed of transfer is to be rendered in respect of them, whether valid

                                       10

         immediately or valid at a future date, with the exception stated
         expressly in this Option Plan.

3.8.2    Any such transfer, direct or indirect, whether carried out in order to obtain immediate validity or carried out in order to obtain future validity, shall be null and void.

3.9      MANNER AND DATE OF THE EXERCISE (See clause 2.6 above).

3.9.1    Offerees interested to exercise the Options which have been granted to them, subject to their right to exercise of the Options to ordinary shares, shall submit a written exercise notice to the Company
         Secretary.

3.9.2    The exercise date of the Option shall be deemed to be the date in which a written notice of the Offeree has reached the Company, of the offerees wish to exercise the Option, together with the payment of the
         Exercise Price as mentioned in clause 2.8 above.

3.10     REGISTRATION FOR TRADING ON THE STOCK EXCHANGE

         The Options which shall be granted in accordance with the Option Plan to the Employees shall not be registered for trading. Registration of the shares which have evolved from the exercise of the Options for trading on the Tel-Aviv Stock Exchange shall be carried out shortly after the allotment of the exercise shares by the Company, and subject to the approval of the Tel-Aviv Stock Exchange as specified above.

3.11     THE RESTRICTIONS WHICH SHALL APPLY TO THE ALLOTMENT OF OPTIONS TO
         EMPLOYEES OF THE SUBSIDIARIES OF THE COMPANY OUTSIDE OF ISRAEL, WHO ARE
         NOT ISRAELI CITIZENS

         In accordance with the best of the knowledge of the Company, the
         Options and the shares which shall evolve from the exercise of the
         Options to be allotted to Employees of the subsidiaries of the Company outside of Israel, that is to say to Employees who are not citizens of
         Israel, will be subject to restrictions (blocking provisions) in accordance with the Securities Law and the Securities Regulations
         (Details for the Matter of Clauses 15a to 15c of the Law), 5760 - 2000,
         according to which:

3.11.1   All the Employees are prohibited to offer for sale the shares exercised shares throughout three months from the day of the allotment of the
         Options.

3.11.2   Throughout the four consecutive quarters, each one of these Employees shall be able to offer during every day of trading, a quantity of shares which shall not exceed the daily average of the trading turnover in shares of the Company on the Tel-Aviv Stock Exchange in a period of eight weeks which preceded the day of the offer, and provided that he shall not offer during one quarter a quantity of shares which exceeds one per cent of the issued and paid up share capital of the Company at such time.

                                       11

4.       ASPECTS OF TAXATION

4.1  THE TAXATION WHICH APPLIES TO THE SHARES

4.1.1    The Israeli Options which are offered in accordance with the Option
         Plan will be taxed in accordance with clause 102 of the Income Tax
         Ordinance in the scheme of capital gains taxation. The remainder of the
         Options (101,000) are granted to the Employees of the subsidiaries of the Company which are registered in the United States and in Turkey, who are not citizens of the State of Israel.

4.1.2    In accordance with the Income Tax Rules (Tax Reliefs in the Allotment of Shares to Employees), 5763 - 2003, the Company shall apply to the
         Income Tax Commission, to obtain its approval that the allotment of the
         Options which are granted to the Israeli Employees shall be carried out in the framework of the provisions of clause 102 of the Income Tax
         Ordinance in the scheme of capital gains taxation. The time of the allotment of the Israeli Options shall be not before the expiration of
         30 days from the time of the submission of the application to the
         Income Tax Commission. In the event that a contradiction exists between the clauses of the Option Plan, its appendices and the documents which shall be prepared in the framework thereof with the Employees and between the provisions of clause 102 of the Income Tax Ordinance, the provisions of clause 102 of the Income Tax Ordinance shall prevail, and the required adjustments shall be made by the board of directors of the
         Company, in accordance with its absolute discretion.

4.1.3    The Trustee shall hold the Options and the shares which shall evolve from their exercise for a period which shall not be less than 24 months
         (unless approval shall be received from the Income Tax Commission for a shorter restricting period) from the expiration of the tax year in which they were allotted, that is to say at least until the 31st of
         December 2005.

4.1.4    The income of the Offerees from the allotment of the Options shall not be liable for tax at the time of the allotment, but rather at the time of the sale of the shares which are held by the Trustee or their transfer from the Trustee to the Offerees, whichever the earlier
         (hereinafter: "THE TIME OF THE TAX EVENT").

4.1.5    The balance of the consideration or the value which shall accrue to the
         Israeli Employee at the Time of the Tax Event shall be taxed as capital gain of the Israeli Employees at the Time of the Tax Event, at tax at
         the rate of 25%.

4.1.6    Notwithstanding that which is stated above, in the event that the
         Israeli Employees shall have exercised the Options prior to the expiration of the restricting period as mentioned in clause 4.1.3 above, all the consideration or the value which shall accrue to the
         Israeli Employees at the time of the exercise shall be deemed an income from labor and it shall be taxed in accordance with the marginal rate of tax which shall apply to the employee at the time of the exercise.

                                       12

4.1.7    In respect of the balance of the consideration or the value which shall accrue to the Employee as mentioned in clause 4.1.5 above, the Company shall not be permitted to use the expense for tax purposes.

4.1.8    Every Offeree to whom Options have been allotted in accordance with clause 102 of the Income Tax Ordinance shall undertake in the framework of the letter of undertaking not to apply for tax exemption in accordance with clauses 104(a) and (b) or 97(a) of the Income Tax
         Ordinance.

4.2      TAX ASPECTS AND OBLIGATORY PAYMENTS

         4.2.1    The Options shall be granted in the framework of the employer
                  - employee relationships which exist between the Company and each one of the Offerees who are participating in the Option
                  Plan. The Offerees shall bear all the tax liabilities, the levies and the obligatory payments which shall be imposed by the tax authorities (whether in Israel or outside of Israel)
                  and every other obligatory payment, in respect of the Options, the exercise shares, the dividend or any other benefit in
                  respect of thereof, in connection with the allotment of the
                  Options on the name of the Offerees and/or other liabilities which shall accrue to the Offerees and/or and to the Trustee in connection with the Option Plan.

         4.2.2    The Company and/or the Trustee shall deduct in accordance with the law all the taxes and the levies, including withholding tax, in the manner derived by the provisions of the Option
                  Plan and in accordance with the provisions of any law and the
                  Offerees agree to indemnify the Company and the Trustee and to exempt them from any tax payment obligations, interest and fines and from any other payment including in respect of
                  liabilities originating from the omission of the Company and of the Trustee to deduct any tax out of any payment which has been transferred to the Offerees.

         4.2.3    The Trustee and/or the Company shall not transfer the
                  certificate of the exercised shares to the Offerees until all the obligatory payments as mentioned above are paid in full.

         4.2.4    In the event that at any stage of the execution of the Option
                  Plan the Company shall be required to pay tax in connection with the allotment of the Options to the Offerees, and the
                  Company shall not be in the possession of amounts which are required to carry out the tax deduction out of the amount
                  which is due to the Offerees, the Company shall be entitled to refrain from carrying out such stage and/or part of the Option
                  Plan, unless the Offerees shall make available to the Company, immediately upon its demand, the amounts which are required to make the tax payment as mentioned.

         4.2.5    The Company and the Trustee shall not bear any liability and they shall be indemnified by the Offerees in respect of any expense or loss which shall be inflicted on them in respect of all tax payments which shall be made by them, including
                  payments in respect of failure to deduct withholding tax in connection

                                       13

                  with allotment of the Options or the transfer of the Options and/or the exercise shares onto the name of the Offerees,
                  payment of dividends etc.

         4.2.6    The income which shall be credited to any of the Offerees as a result of allotment of the Options, their transfer and/or
                  transfer of the exercise shares onto their name and/or
                  everything which is connected with them, shall not be taken into account at the time of the calculation of the basis for the entitlement of the Offerees to any social rights. Without derogation from the generality of the above said, these
                  revenues shall not be taken into account for the purpose of the calculation of social security, managers' insurance, study fund, benefit fund, severance pay, vacation pay and so forth.
                  In the event that in accordance with any law the Company shall be compelled to take into account the components which are mentioned above as income or profit which shall be actually or abstractedly credited to the Offeree, then the Offeree shall indemnify the Company in respect of any expense which shall be caused to it in this matter.

         THE OFFEREES MUST CONSIDER THE TAX IMPLICATIONS WHICH ARE CONNECTED
         WITH PARTICIPATION IN THE OPTION PLAN. THE DATA WHICH IS STATED ABOVE
         DOES NOT PURPORT TO CONSTITUTE AUTHORIZED OR EXHAUSTIVE INTERPRETATION
         OF THE PROVISIONS OF THE LAWS WHICH ARE MENTIONED ABOVE OR AN
         EXHAUSTIVE DESCRIPTION OF THE TAX PROVISIONS WHICH RELATE TO THE OPTION
         PLAN, AND IT DOES NOT REPLACE PROFESSIONAL ADVICE IN THIS MATTER. IT IS
         PROPOSED THAT THE EMPLOYEES WHO SHALL PARTICIPATE IN THE OPTION PLAN
         SHALL SEEK PROFESSIONAL ADVICE IN ACCORDANCE WITH THE SPECIAL
         CIRCUMSTANCES OF EVERY OFFEREE.

 5.      RATES OF THE STOCK EXCHANGE OF THE SHARES OF THE COMPANY

5.1      All the shares which exist in the issued and paid up share capital of the Company, are registered for trading on the Tel-Aviv Stock Exchange.

5.2      The following are details regarding the high and the low rates of the shares of the Company on the Tel-Aviv Stock Exchange for the period which commences on January 1st, 2001 and up until the date of the
         Option Plan:

         --------------------------------------------------------------------------------------------------------------
         CLOSING RATE           THE YEAR 2001                    THE YEAR 2002                    THE YEAR 2003*
         --------------------------------------------------------------------------------------------------------------
                            DATE         NIS PER SHARE       DATE         NIS PER SHARE        DATE      NIS PER SHARE
         --------------------------------------------------------------------------------------------------------------

         THE HIGHEST        Dec 27       75.30               Dec 11       89.70                July 2    141.70
         --------------------------------------------------------------------------------------------------------------
         THE LOWEST         April 3      33.23               April 9      58.95                Jan 1     81.90
         --------------------------------------------------------------------------------------------------------------

         * until the dated of the Option Plan

5.3      The share rate of the Company on the Stock Exchange, on the 24th of
         August 2003, was 105.10 New Israeli Shekels. The share rate of the
         Company on the Stock Exchange at the end of the trading on the 27th of
         August 2003 was 113.20 New Israeli Shekels.

                                       14

6.       ADDITIONAL DETAILS

6.1      REFERRAL TO FINANCIAL REPORTS AND TO IMMEDIATE REPORTS

         The Company calls the attention of the Offerees to additional details about the Company, which can be found in the financial reports and in the annual report of the Company for the year 2002, which was published on the 24th of February 2003 and also to immediate reports which the
         Company had published after the annual report. The copies of these reports shall be made available for review by each one of the Offerees pursuant to this Option Plan at the registered office of the Company at the usual work hours.

6.2      NOTICES

         Every notice in accordance with the Option Plan shall be given in writing, and shall be deemed to have been delivered at the time of its submission to the addressee by hand or by fax, or 3 (three) business days after its dispatch by registered post to the address of the parties of the Option Plan.

                                                Yours faithfully,
                                               /s/ Hana Reller
                                       Lipman Electronic Engineering Ltd.
                                                By Hana Reller,
                                              Company Secretary

Signed today, 28th of August 2003

                                       15